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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stanley Goldberg and Mark G. Eisenschenk his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to execute a Registration Statement on Form S-3 to be filed under the Securities Act of 1933, as amended, for the registration the resale of 220,000 shares of Common Stock of Ringer Corporation by the Selling Shareholder named therein, and any and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:   October 27, 1997



/s/ Stanley Goldberg            /s/ Gordon F. Stofer
------------------------        ---------------------------
Stanley Goldberg                Gordon F. Stofer


/s/ Richard Mayo                /s/ Mark G. Eisenschenk
------------------------        ---------------------------
Richard Mayo                    Mark G. Eisenschenk


/s/ Joseph R. Price             /s/ Donald E. Lovness
------------------------        ---------------------------
Joseph R. Price                 Donald E. Lovness


/s/ Dr. Franklin Pass
------------------------        ---------------------------
Dr. Franklin Pass               John F. Hetterick


------------------------
Robert W. Fischer